                              FOR IMMEDIATE RELEASE

                              Michael J. Monahan   (651) 293-2809 (Tel)
                                                   (651) 225-3123 (Fax)

              ECOLAB REPORTS 15% EPS GAIN FROM ONGOING OPERATIONS,
                      RECORD RESULTS FOR THIRD QUARTER 2000

   THIRD QUARTER 2000 HIGHLIGHTS:

   - RECORD EARNINGS PER SHARE +15% TO $0.46 FROM ONGOING OPERATIONS, EXCLUDING THE $0.01 PER SHARE ONE-TIME GAIN FROM LAST YEAR'S RESULTS
   -    RECORD EARNINGS PER SHARE +12%, INCLUDING THE ONE-TIME GAIN
   -    RECORD SALES +8% TO $601 MILLION
   -    TWENTY-THIRD CONSECUTIVE QUARTER OF DOUBLE-DIGIT EPS GROWTH


                                                                             2000
                                                     ----------------------------------------------------
(Millions, except per share)                          Third            %             Nine           %
                                                     Quarter       Increase         Months       Increase
                                                     -------       --------        ---------     --------
Net Sales                                            $   601           8%          $ 1,698           9%

Operating Income                                     $    98          11%          $   249          12%

Pretax Income                                        $    91          10%          $   232          13%
Taxes                                                     36           8                94          12
Earnings from Henkel-Ecolab                                5          (4)               13           7
                                                     -------          ---          -------          ---
Net Income                                           $    60          10%          $   151          13%
                                                     =======          ===          =======          ===

Diluted Net Income Per Share                         $  0.46          12%          $  1.14          15%

Diluted Average Shares
 Outstanding                                           131.2         (2)%            132.5         (2)%

         ST. PAUL, Minn., October 19, 2000: Continued gains from its domestic and international businesses led Ecolab's third quarter ended September 30, 2000, as diluted earnings per share increased to a record $0.46.

         Ecolab's consolidated sales increased 8% to a record $601 million in the third quarter. Net income rose 10% to a record $60 million, reflecting the sales improvement and cost efficiencies.

         Earnings per share for the quarter were $0.46. During the third quarter of 1999, Ecolab recognized a non-taxable gain of $1.5 million, or $0.01 per diluted share, on the receipt of shares from an insurance company that demutualized through a public offering. Excluding that one-time non-operating gain from last year's results, diluted earnings per share increased 15% for the third quarter of 2000.

         Commenting on the quarter, Allan L. Schuman, Ecolab's Chairman, President and Chief Executive Officer said, "The third quarter was our toughest comparison of the year, and we are very pleased with these outstanding results which yielded our 23rd consecutive quarter of double-digit earnings per share growth. We are extremely proud of this accomplishment, which was realized through the aggressive efforts of key businesses, including Institutional and Kay, as well as our international operations, where our people really performed.

          "We are on course to achieve yet another record year in 2000, exceeding initial expectations and yielding our eighth consecutive year of double-digit earnings growth. Our business development is on track, and we have the people and plans in place to achieve our aggressive growth targets. We also believe we have the right resources to address our challenges, which include weak foreign currencies and some difficult markets. As shown throughout the year, we also continue to be very active in pursuing new products and services through both internal development and acquisitions. We are developing our management structure and remain diligent regarding our costs. We believe Ecolab is well-positioned for continued steady growth, and we are committed to delivering on our objectives this year and in the future."

         Third quarter sales for Ecolab's United States Cleaning & Sanitizing operations rose 6% over the third quarter of 1999 to $408 million, benefiting from new products and services, as well as aggressive sales efforts and programs. Excluding acquisitions, sales rose 4%. Results were led by double-digit gains in Ecolab's Kay operations, and a solid performance by Institutional, which compared against a strong period last year. United States Cleaning & Sanitizing operating income rose 8% to $76 million, as margins improved and reflected the benefits of the higher volume.

         United States Other Services sales increased 20% to $68 million in the third quarter as Pest Elimination and GCS each recorded double-digit growth. Excluding acquisitions, sales rose 11%. Operating income rose 1% to $8 million reflecting continued investments to rapidly drive national coverage for GCS.

         Sales of Ecolab's International Cleaning & Sanitizing operations rose 13% in the third quarter when measured at fixed currency rates. Excluding acquisitions, International sales increased 7%. Latin America was very strong as excellent results from Mexico and Central America led the increase, and Asia Pacific achieved improved sales and profits. Fixed currency operating income rose 38% to $15 million due to higher sales volumes and cost controls.

         Earnings of the Henkel-Ecolab joint venture are included in the financial statements using the equity method of accounting. When measured in fixed currencies, Henkel-Ecolab sales increased

4% for the third quarter. When translated into U.S. dollars, Henkel-Ecolab sales decreased 6% to $221 million. While Henkel-Ecolab earnings increased 7% in fixed currencies, the weaker euro currency resulted in a 4% decline in Ecolab's equity income to $5.4 million when translated into dollars.

         Ecolab reacquired 1,471,200 shares of its common stock during the third quarter and 3,731,500 shares of its common stock during the first nine months of 2000.


BUSINESS OUTLOOK

         THE FOLLOWING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS. THESE STATEMENTS ARE FORWARD-LOOKING, AND ACTUAL RESULTS MAY DIFFER MATERIALLY. THESE STATEMENTS DO NOT INCLUDE THE POTENTIAL IMPACT OF BUSINESS ACQUISITIONS OR OTHER MATERIAL CORPORATE TRANSACTIONS WHICH MAY BE COMPLETED AFTER THE DATE OF THIS RELEASE. THE BUSINESS OUTLOOK SECTION SHOULD BE READ IN CONJUNCTION WITH THE INFORMATION ON "FORWARD LOOKING STATEMENTS" AT THE END OF THIS RELEASE.

         Ecolab expects sales for both domestic and international operations to increase in the fourth quarter 2000 over the fourth quarter 1999. Gross margins are expected to be in a range around last year's 54.5%, and selling, general and administrative expenses are also expected to be within the range of last year's 41.3% of sales. Interest expense is likely to be in the $7 million area, reflecting the increased use of debt in association with share repurchase activity. The effective tax rate should be lower than last year due to the improved international profitability, and should be approximately 40.5%. Henkel-Ecolab equity income will likely rise in fixed currencies but will be hurt in translation by the soft euro currency, resulting in a modest decline from last year. The company still expects diluted earnings per share for the full year 2000 to be approximately $1.50.

         Ecolab also expects 2001 to show continued growth in sales and 10% to 15% growth in earnings per share, enabling the company to report its ninth consecutive year of double-digit earnings growth.

         Ecolab is the leading global developer and marketer of premium cleaning, sanitizing, pest elimination, maintenance and repair products and services for the hospitality, institutional and industrial markets. For the year ended December 31, 1999, Ecolab reported sales of $2.1 billion; including the Henkel-Ecolab European joint venture sales of $0.9 billion, Ecolab's global sales coverage was $3 billion. Ecolab shares are traded on the New York Stock Exchange and the Pacific Exchange under the symbol ECL.

         Ecolab news releases and other investor information are available on the Internet at http://www.ecolab.com; and by telephone at 1-800-FACT-ECL.

         This news release contains various "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements concerning our 2000 and 2001 financial and business prospects. These statements, which represent Ecolab's expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such Forward-Looking Statements. These include: restraints on pricing flexibility due to competitive factors and customer consolidations; cost increases due to higher oil prices or the unavailability of adequate and reasonably-priced raw materials;

the effect of future acquisitions or divestitures or other corporate transactions, as well as our ability to achieve plans for past acquisitions; the costs and effects of compliance with environmental and other laws and regulations; changes in tax, fiscal, governmental and other regulatory policies; market or regulatory factors which could affect our ability to reacquire shares; economic factors such as the worldwide economy, interest rates, currency movements, and the development of markets; the occurrence of (i) litigation or claims, (ii) natural or man-made disasters and (iii) severe weather conditions affecting the food service and hospitality industry; and other uncertainties or risks reported from time-to-time in Ecolab's reports to the Securities and Exchange Commission, including those under the heading "Forward Looking Statements and Risk Factors" contained in the company's Form 10-Q for the quarter ended June 30, 2000. Ecolab undertakes no duty to update the Forward Looking Statements.



                                       ###

IMMEDIATE RELEASE
M. J. Monahan
(651) 293-2809

                                   ECOLAB INC.
                        CONSOLIDATED STATEMENT OF INCOME
             THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2000
                                   (unaudited)

                                                          THIRD QUARTER                         NINE MONTHS
                                               ----------------------------------   ------------------------------------
(thousands, except per share)                       2000               1999               2000                1999
                                               ---------------   ----------------   -----------------   ----------------

Net Sales                                      $       600,666   $        554,511   $       1,697,637   $      1,564,231

Cost of Sales                                          266,951            247,619             762,817            702,769
Selling, General and
  Administrative Expenses                              235,987            219,037             685,771            639,602
                                               ---------------   ----------------   -----------------   ----------------

Operating Income                                        97,728             87,855             249,049            221,860

Interest Expense, Net                                    6,528              4,860              17,130             16,819
                                               ---------------   ----------------   -----------------   ----------------

Income Before Income Taxes
  and Equity in Earnings
  of Henkel-Ecolab                                      91,200             82,995             231,919            205,041

Provision for Income Taxes                              36,232             33,555              93,927             84,082

Equity in Earnings of
  Henkel-Ecolab                                          5,370              5,581              13,367             12,484
                                               ---------------   ----------------   -----------------   ----------------

Net Income                                     $        60,338   $         55,021   $         151,359   $        133,443
                                               ===============   ================   =================   ================

Net Income Per
  Common Share
    Basic                                      $          0.47   $           0.42   $            1.18   $           1.03
    Diluted                                    $          0.46   $           0.41   $            1.14   $           0.99

Weighted-Average Common
  Share Outstanding
    Basic                                              127,112            129,546             128,134            129,560
    Diluted                                            131,167            134,394             132,534            134,569

IMMEDIATE RELEASE
M. J. Monahan
(651) 293-2809

                                                    ECOLAB INC.
                                           OPERATING SEGMENT INFORMATION
                              THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2000

                                                    (unaudited)

                                                          THIRD QUARTER                         NINE MONTHS
                                               ----------------------------------   ------------------------------------
(thousands)                                         2000               1999               2000                1999
                                               ---------------   ----------------   -----------------   ----------------

Net Sales
  United States
    Cleaning & Sanitizing                      $       407,521   $        385,508   $       1,156,351   $      1,080,602
    Other Services                                      67,596             56,467             183,918            157,108
                                               ---------------   ----------------   -----------------   ----------------
    Total                                              475,117            441,975           1,340,269          1,237,710
  International Cleaning &
    Sanitizing                                         130,117            115,463             365,024            333,565
  Effect of Foreign
    Currency Translation                                (4,568)            (2,927)             (7,656)            (7,044)
                                               ---------------   ----------------   -----------------   ----------------
  Consolidated                                 $       600,666   $        554,511   $       1,697,637   $      1,564,231
                                               ===============   ================   =================   ================

Operating Income
    Cleaning & Sanitizing                      $        76,091   $         70,479   $         190,651   $        178,900
  United States
    Other Services                                       8,317              8,207              20,898             18,907
                                               ---------------   ----------------   -----------------   ----------------
    Total                                               84,408             78,686             211,549            197,807
  International Cleaning &
    Sanitizing                                          14,804             10,766              37,839             28,761
  Corporate                                               (786)            (1,111)                625             (3,444)
  Effect of Foreign
    Currency Translation                                  (698)              (486)               (964)            (1,264)
                                               ---------------   ----------------   -----------------   ----------------
  Consolidated                                 $        97,728   $         87,855   $         249,049   $        221,860
                                               ===============   ================   =================   ================

IMMEDIATE RELEASE
M. J. Monahan
(651) 293-2809

                                   ECOLAB INC.
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2000


                                                        SEPTEMBER 30          December 31            September 30
(thousands)                                                2000                   1999                  1999
                                                      -------------          -------------         -------------
                                                        (UNAUDITED)                                   (unaudited)
ASSETS
Current assets
   Cash and cash equivalents                          $      45,075          $      47,748         $      26,477
   Accounts receivable, net                                 358,100                299,751               336,400
   Inventories                                              183,487                176,369               169,420
   Deferred income taxes                                     43,717                 41,701                35,683
   Other current assets                                      14,229                 11,752                16,543
                                                      -------------          -------------         -------------
   Total current assets                                     644,608                577,321               584,523

Property, plant and equipment, net                          482,916                448,116               439,822

Investment in Henkel-Ecolab                                 198,359                219,003               224,218

Other assets                                                398,496                341,506               334,476
                                                      -------------          -------------         -------------

Total assets                                          $   1,724,379          $   1,585,946         $   1,583,039
                                                      =============          =============         =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Short-term debt                                    $     234,310          $     112,060         $     102,927
   Accounts payable                                         139,434                122,701               136,073
   Compensation and benefits                                 86,829                 90,618                81,929
   Income taxes                                                 -                    5,743                 6,812
   Other current liabilities                                174,164                139,552               151,952
                                                      -------------          -------------         -------------
   Total current liabilities                                634,737                470,674               479,693

Long-term debt                                              161,717                169,014               184,327

Postretirement health care
   and pension benefits                                     108,866                 97,527               110,102

Other Liabilities                                            73,847                 86,715                62,784

Shareholders' equity                                        745,212                762,016               746,133
                                                      -------------          -------------         -------------

Total liabilities and
 shareholders' equity                                 $   1,724,379          $   1,585,946         $   1,583,039
                                                      =============          =============         =============